UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 8 — Other Events

Item 8.01.	Other Events.

On August 18, 2017, American International Group, Inc. (“AIG”) announced that it will redeem all of its outstanding 4.90% Callable Notes due September 25, 2045 (ISIN No. XS1293631187) (the “Notes”) on September 25, 2017 (the “Redemption Date”). On the Redemption Date, AIG will pay to the registered holders of the Notes a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Redemption Date. As of August 17, 2017, $420,000,000 aggregate principal amount of the Notes were outstanding.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Holders of the Notes should refer to the notice of redemption delivered to the registered holders of the Notes by The Bank of New York Mellon, the trustee with respect to the Notes.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc. dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: August 18, 2017	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of American International Group, Inc. dated August 18, 2017.